Exhibit 99.1

Vivint Smart Home Taps AT&T Executive, Rasesh Patel, as Chief Operating Officer

•	Patel joins Vivint after having served as Chief Product and Platform Officer for AT&T Business

•	He brings a wealth of experience to Vivint ranging from sales, distribution, operations, customer experience, and product management

PROVO, Utah – April 20th, 2022- Vivint Smart Home, Inc. (NYSE: VVNT), a leading smart home company, announced that Rasesh Patel will become its new chief operating officer (COO). As the company’s incoming COO, Rasesh brings to Vivint 20-plus years of building technology service businesses, driving innovation and improving the customer experience. Effective mid-May, Rasesh will oversee the company’s operations as well as its technology and product platform.

Rasesh spent the past seven years of his career at AT&T where he served in various executive leadership roles before being named chief product and platform officer for AT&T Business. In that capacity, Rasesh was responsible for its portfolio-wide P&L with $35B of annual revenue, as well as its integrated platforms, products and solutions including fiber, 5G, Edge, IoT, cybersecurity, collaboration and cloud connectivity.

“Rasesh has a proven set of skills and knowledge that will further accelerate our momentum as a leading smart home platform in the industry,” said David Bywater, CEO of Vivint Smart Home. “His strong track record of achieving operational excellence, growing profitable businesses, and delivering innovative product and platform solutions make him an ideal leader to bring smart security, smart energy, and smart insurance into a seamless customer experience that will redefine what it means to live in a smart home.”

Prior to its acquisition by AT&T, Rasesh served as senior vice president of customer experience for DIRECTV. Through his focus on developing a seamless omni-channel customer experience, DIRECTV’s NPS position improved from third to first in the industry while simultaneously driving significant operating efficiencies.

“I have been so impressed with the Vivint team and the company’s plans to make homes smarter, more energy efficient and more secure,” said Patel. “Vivint has already brought a category-defining smart home experience to millions of customers, yet there is still so much opportunity to innovate on this incredible platform. It’s a very exciting time to be joining the company.”

Rasesh received an MBA from UCLA’s Anderson School of Management and a Bachelor’s Degree in Electrical and Computer Engineering from the University of California, Irvine.

About Vivint Smart Home

Vivint Smart Home is a leading smart home company in North America. Vivint delivers an integrated smart home system with in-home consultation, professional installation and support delivered by its Smart Home Pros, as well as 24/7 customer care and monitoring. Dedicated to redefining the home experience with intelligent products and services, Vivint serves nearly 1.9 million customers throughout the U.S. and Canada. For more information, visit www.vivint.com.

Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding, among other things, the Company’s plans, strategies and prospects, both business and financial, including without limitation statements regarding the Company’s hiring of a new Chief Operating Officer and current and planned product offerings. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include, the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties, including those discussed in Part I, Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2022 (the “Form 10-K”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Although Vivint Smart Home believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, Vivint Smart Home does not undertake and expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Smart Home has filed with the SEC, including the Form 10-K and the Company’s other periodic filings, for more complete information about the Vivint Smart Home. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of Vivint’s website at www.vivint.com.

PR Contact

Noelle Bates

VP, PR

press@vivint.com

Investor Relations Contact

Nate Stubbs

VP, Investor Relations

ir@vivint.com

Source: Vivint Smart Home, Inc.

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